As filed with the Securities and Exchange Commission on October
                                      Registration No. 333-04151


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
               ___________________________________

                  POST-EFFECTIVE AMENDMENT NO. 1
                                TO
                             FORM S-4
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
               ___________________________________

                    PEOPLES FIRST CORPORATION
      (Exact name of registrant as specified in its charter)

     KENTUCKY                 6712               61-1023747
(State or other juris-  (Primary Standard      (I.R.S. Employer
diction of incorpora-   Industrial Classi-     Identification
tion or organization)   fication Code Number)  Number)

                     100 South Fourth Street,
                          P.O. Box 2200,
                   Paducah, Kentucky 42002-2200
                          (502) 441-1200

       (Address, including Zip Code, and telephone number,
including area code, of registrant's principal executive offices)
              ___________________________________

                   A. Howard Arant, Secretary
                   PEOPLES FIRST CORPORATION
                    100 South Fourth Street
                         P.O. Box 2200
                  Paducah, Kentucky 42002-2200
                         (502) 441-1200

   (Name, address, including Zip Code, and telephone number,
           including area code, of agent for service)
              ___________________________________

                  Copies of Communications to:

    R. James Straus                    Bob F. Thompson
    Alan K. MacDonald                  Bass, Berry & Sims
    Brown, Todd & Heyburn              First American Center
    3200 Providian Center              Nashville, Tennessee 37238
    Louisville, KY 40202-3363          (615)742-6200
    (502) 589-5400




    Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                _________________________________

                 CALCULATION OF REGISTRATION FEE

_________________________________________________________________

                             Proposed  Proposed
Title of each                maximum   maximum
class of secur-  Amount to   offering  aggregate   Amount of
ities to be      be regis-   price per offering    registration
registered       tered       unit (1)  price (1)   fee(1)

Common Stock     350,000      $9.10    $3,184,867     $1,098.23
                 shares
_________________________________________________________________

(1) Estimated and calculated pursuant to Rule 457(f)(2), solely for the purpose of computing the registration fee, based upon the book value of the common stock of Guaranty Federal Savings Bank at March 31, 1996.



    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.








    On August 30, 1996, Peoples First Corporation ("PFC")issued a total of 299,917 shares of its common stock ("Common Stock") to former shareholders of Guaranty Federal Savings Bank ("Guaranty Federal") upon the effectiveness of the merger (the "Merger") of Guaranty Federal with a wholly owned subsidiary of PFC. This post-effective amendment has been filed for the purpose of removing from registration the 50,083 shares of Common Stock that were registered but not issued in connection with the Merger.


                            SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paducah, Commonwealth of Kentucky, on October 30, 1996.

                                  PEOPLES FIRST CORPORATION


                                  By:/s/ Allan B. Kleet
                                     Allan B. Kleet

    Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following per-sons in the capacities and on the date indicated.

    Signature                     Title                         Date

*______________________ Chairman of the Board,  October 30, 1996
Aubrey W. Lippert       President, Chief
                        Executive Officer,
                        and Director


*______________________ Vice Chairman of the     October 30, 1996
Joe Dick                Board and Director


/s/Allan B. Kleet       Principal Accounting     October 30, 1996
Allan B. Kleet          Officer and Director
                        (Principal accounting
                        officer)


*______________________ Director                 October 30, 1996
Walter L. Apperson


*______________________ Director                 October 30, 1996
Glen Berryman


*______________________ Director                 October 30, 1996
William R. Dibert


*______________________ Director                 October 30, 1996
Richard E. Fairhurst, Jr.


*______________________ Director                 October 30, 1996
William Rowland Hancock


*______________________ Director                 October 30, 1996
James T. Holloway


*______________________ Director                 October 30, 1996
Dennis W. Kirtley


*______________________ Director                 October 30, 1996
Robert P. Meriwether, M.D.


*______________________ Director                 October 30, 1996
Joe Harry Metzger


*______________________ Director                 October 30, 1996
Jerry L. Page


*______________________ Director                 October 30, 1996
Rufus E. Pugh


*______________________ Director                 October 30, 1996
Neal H. Ramage


*______________________ Director                 October 30, 1996
Allan Rhodes, Jr.


*______________________ Director                 October 30, 1996
Mary Warren Sanders


*______________________ Director                 October 30, 1996
Victor F. Speck, Jr.


*______________________ Director                 October 30, 1996
C. Steve Story


*By /s/ Allan B. Kleet
   Allan B. Kleet, Attorney-in-fact
   pursuant to powers of attorney
   previously filed as part of this
   registration statement.